UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of R.G. Barry Corporation (the “Company”) held on October 30, 2013 (the “Annual Meeting”), there were present in person or by proxy, holders of 10,626,626 common shares, or approximately 94% of the total outstanding shares eligible to be voted. The holders present voted on the three proposals presented at the Annual Meeting as follows:

Proposal One - Election of Directors

The Company’s shareholders approved the election of the following four directors to the Company’s Board of Directors, each to serve a two-year term expiring at the 2015 Annual Meeting of Shareholders, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Lauer	6,345,739	2,066,826	0
David Nichols	8,291,666	120,899	0
Thomas Von Lehman	7,349,628	1,062,937	0
Gordon Zacks	6,997,562	1,415,003	0

Proposal Two — Advisory Vote on Executive Compensation

The Company’s shareholders cast their votes with respect to the advisory vote on the Company’s executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,333,183	31,622	47,760	2,214,061

Proposal Three - Ratification of Appointment of Independent Registered Accounting Firm

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending June 28, 2014 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,774,369	836,239	16,018	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

November 4, 2013	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Sr. Vice President-Finance & CFO

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